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                                                                     Exhibit (p)

                         CSFB Alternative Capital, Inc.
                                11 Madison Avenue
                            New York, New York 10010
                            Telephone: 800-910-2732

                                                                  March 28, 2005

CSFB Alternative Capital Tactical Trading Fund, LLC
11 Madison Avenue
New York, New York 10010


Ladies and Gentlemen:

         With respect to our purchase from you, at the purchase price of $9,500,000 for 95,000 units of interest, net asset value of $100 per unit ("Initial Units") in CSFB Alternative Capital Tactical Trading Fund, LLC, we hereby advise you that we are purchasing such Initial Units for investment purposes without any present intention of seeking to liquidate such Initial Units.

                                    Very truly yours,

                                    CSFB ALTERNATIVE CAPITAL, INC.

                                     By:    /s/ James H. Vos
                                            ----------------
                                     Name:  James H. Vos
                                     Title: Managing Director